Filed Pursuant to Rule 424B3

Securities Act File No. 333-269567

Minimum Offering of 1,500,000 Shares

Maximum Offering of 100,000,000 Shares

YieldStreet Prism Fund Inc.

Supplement No. 3 dated December 8, 2023

to

the Prospectus and Statement of Additional Information, each dated April 28, 2023 (as such Prospectus and Statement of Additional Information were Amended and Restated, each dated October 26, 2023)

Effective December 12, 2023, the YieldStreet Prism Fund Inc. will change its name to Yieldstreet Alternative Income Fund Inc., and all references to “YieldStreet Prism Fund Inc.” in the Prospectus and Statement of Additional Information will be replaced with “Yieldstreet Alternative Income Fund Inc.” Further, in connection with the aforementioned name change, effective December 12, 2023, all references to “www.yieldstreetprismfund.com” and “investments@yieldstreetprismfund.com” in the Prospectus and Statement of Additional Information will be replaced with “www.yieldstreetalternativeincomefund.com” and “investments@yieldstreet.com,” respectively.

Please keep this supplement with your Prospectus and Statement of Additional Information for future reference.